ALLIANCE SECURITIES CORP.

$_____________ (Approximately)
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200__-__

Class R	$________________	_____%

Class A	$________________	_____%

UNDERWRITING AGREEMENT

______________, 200_

[Underwriter]

Ladies and Gentlemen:

Alliance Securities Corp., a Delaware corporation (the “Depositor”), proposes to sell to you (also referred to herein as the “Underwriter”) Mortgage Pass-Through Certificates, Series 200_-_, Class A and Class R Certificates other than a de minimis portion thereof (collectively, the “Certificates”), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class M and Class B Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the “Pool”) of conventional, fixed-rate, one- to four- family residential mortgage loans (the “Mortgage Loans”) as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Depositor. A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by the Trustee.

The Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) to be dated as of ________________________, 200_ (the “Cut-off Date”) among the Depositor, as seller, ______________________________, as master servicer (“Master Servicer”), and ______________________________, as trustee (the “Trustee”). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Depositor has furnished to you.

1.  Representations Warranties and Covenants.

1.1  The Depositor represents and warrants to, and agrees with you that:

(a)  The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-________) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) a supplement dated ________________. 200_ (the “Prospectus Supplement”), to the prospectus dated ______________, 200_ (the “Basic Prospectus”), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-________) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the “Registration Statement”; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Depositor on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the “Prospectus”. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a “Preliminary Prospectus Supplement.” The Depositor prepared a Free Writing Prospectus containing substantially all information that will appear in the Prospectus Supplement and minus specific sections including the “Method of Distribution” section (such Free Writing Prospectus, together with the Basic Prospectus, the “Definitive Free Writing Prospectus”).

(b)  The Registration Statement has become effective, and the Registration Statement as of the effective date (the “Effective Date”), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified in Exhibit D (the “Excluded Information”); and provided, further, that the Depositor makes no representations or warranties as to either (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Depositor pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified in Exhibit E (the “Underwriter Information”). As used herein, “Pool Information” means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter in final form and set forth in the Prospectus Supplement. The Depositor acknowledges that, except for any Computational Materials, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct. In addition, any Issuer Information (as defined below) contained in the Definitive Free Writing Prospectus, as of the date thereof and as of the time of each Contract of Sale occurring prior to the time that Prospectus Supplement first becomes available for use by the Underwriter, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, “Pool Information” means information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter in final form and set forth in the Prospectus Supplement. The Depositor acknowledges that, except for any Computational Materials, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct.

(c)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

(d)  This Agreement has been duly authorized, executed and delivered by the Depositor.

(e)  As of the Closing Date (as defined herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Depositor in the Pooling and Servicing Agreement will be true and correct in all material respects.

1.2  The Underwriter represents and warrants to and agrees with the Depositor that:

(a)  No purpose of the Underwriter relating to the purchase of any of the Class R Certificates by the Underwriter is or will be to enable the Depositor to impede the assessment or collection of any tax.

(b)  The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

(c)  The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

(d)  No purpose of the Underwriter relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Depositor that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

(e)  The Underwriter will, in connection with any transfer it makes of any of the Class R Certificates, obtain from its transferee the affidavit required by Section 5.02(i)(B)(1) of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section 5.02(i)(B)(2) of the Pooling and Servicing Agreement.

(f)  The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Depositor (“DTC”), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter shall not be less than an initial Certificate Principal Balance of $25,000.

(g)  The Underwriter will use its best reasonable efforts to cause Cede & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Cede & Co. will value the DTC Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

(h)  The Underwriter will have funds available at ___________________ ___, in the Underwriter’s account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of the Depositor maintained at such bank.

(i)  As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Depositor pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects when read in conjunction with the Prospectus Supplement (taking into account the assumptions explicitly set forth in the Computational Materials, except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriter to the Depositor constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission.

(j)  The Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates.

(k)  As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder. With respect to all Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by the Underwriter to any investor, if any, such Free Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in the Free Writing Prospectuses, except to the extent of any errors therein that are caused by errors in the Pool Information, and except for any Issuer Information therein). The Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by the Underwriter to the Depositor pursuant to Section 4 constitute a complete set of all such Free Writing Prospectuses furnished to any investor by such Underwriter in connection with the offering of any Certificates, other than any Underwriter Derived Information.

1.3  The Underwriter covenants and agrees to pay directly, or reimburse the Depositor upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Depositor as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney’s fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Depositor to the Underwriter should be disregarded for any purpose.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the Certificates (other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Depositor to the Trustee) at a price equal to ___% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Depositor in reliance upon the transfer from the Depositor to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

3.  Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood at 10:00 a.m., New York time, on ____________, 200__ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Depositor (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”). Delivery of the Certificates (except for the Class R Certificates (the “Definitive Certificates”)) shall be made to you through the Depository Trust Depositor (“DTC”) (such Certificates, the “DTC Registered Certificates”), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Depositor by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Depositor agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.

4.  Offering by Underwriter.

4.1  It is understood that you propose to offer the Certificates for sale to the public as set forth as follows:

(a)  Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of Definitive Free Writing Prospectus.

(b)  Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by the Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

“Written Communication” has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

(c)  Any Free Writing Prospectus relating to Certificates and used by the Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

(d)  It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission’s statement in Securities Act Release No. 33-8501 that “a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller’s obligations remain conditional under state law.” The Definitive Free Writing Prospectus shall prominently set forth the following statement:

This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

(e)  It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

1.  Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB.

2.  The Underwriter shall comply in all material respects with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

3.  For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit G hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor as evidenced by oral, electronic or written communication by it or through its attorneys. “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriter.

4.  All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

“THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

5.  The Underwriter shall have delivered to the Depositor, no later than two business days prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No Information in any Free Writing Prospectus shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses prepared by the Underwriter that are required to be delivered to the Depositor under this subsection (e), (i) must be approved by the Depositor before such Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement (such approval to be evidenced as set forth in Section 4.1(e)(4)), and (ii) shall be provided by such Underwriter to the Depositor, for filing as provided in Section 5.10 in the format as required by the Depositor.

6.  None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

7.  The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 5.10 below. In the event that the Underwriter possesses actual knowledge that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), that Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

8.  If the Underwriter do not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations. Information not required to be filed shall include a Free Writing Prospectus containing solely Underwriter Derived Information.

9.  In the event of any delay in the delivery by the Underwriter to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant’s comfort letter in respect thereof, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.10 to file the Free Writing Prospectuses by the time specified therein.

10.  The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

(i)  Any written communications in respect of the Certificates not deemed a Prospectus or a Free Writing Prospectus because its content is limited to the statements permitted by Rule 134 of the Securities Act;

(ii)  any Free Writing Prospectus used to solicit offers to purchase Certificates;

(iii)  regarding each Free Writing Prospectus delivered to a prospective investor, the date of such delivery and identity of such prospective investor;

(iv)  regarding each offer to purchase Certificates received by such Underwriter, the identity of the offeror, the date the offer was made and the proposed terms and allocation of the Certificates offered to be purchased; and

(v)  regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, including the amount and price of Certificates subject to such Contract of Sale.

11.  The Underwriter covenants with the Depositor that after the final Prospectus is available that Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

12.  The Underwriter agrees to provide written notice to the Depositor of the date it first enters into any Contract of Sale for a Certificate.

(f)  The Underwriter further agrees that (i) it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4.1; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format; and (iv) it has not used, and during the period for which it has an obligation to deliver a “prospectus” (as defined in Section 2(a)(10) of the Act) relating to the Certificates (including any period during which you have such delivery obligation in its capacity as a “dealer” (as defined in Section 2(a)(12) of the Act)) it will not use any internet website or electronic media containing information for prospective investors, including any internet website or electronic media maintained by third parties, in connection with the offering of the Certificates, except in compliance with applicable laws and regulations. The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements.

(g)  In the event that the Underwriter uses a road show (as defined in Rule 433) in connection with the offering of the Certificates, all information in the road show will be provided orally only, and not as a Written Communication. The Underwriter agrees that any slideshow used in connection with a road show (i) will only be provided as part of the road show and not separately, (ii) if handed out at any meeting as a hard copy, will be retrieved prior to the end of the meeting, and (iii) will otherwise be used only in a manner that does not cause the slideshow to be treated as a Free Writing Prospectus.

4.2  It is understood that you may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with your offering of the Certificates, subject to the following conditions:

(a)  The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation 1, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the “Kidder/PSA Letter”) as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder/PSA Letter, the “No-Action Letters”).

(b)  For purposes hereof, “Computational Materials” as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, “ABS Term Sheets” and “Collateral Term Sheets” as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

(c)  All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

“THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [UNDERWRITER]. NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

In the case of Collateral Term Sheets, such legend shall also include the following statement:

“THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITER] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [THE UNDERWRITER].”

The Depositor shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all such Computational Materials and ABS Term Sheets bear a legend in the form set forth in Exhibit I hereto.

(d)  The Underwriter shall provide the Depositor with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Depositor for use by the Underwriter. The Underwriter shall provide to the Depositor, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Depositor) of all Computational Materials that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Depositor not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Depositor pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Depositor in accordance with this Section 4.2(d) for filing pursuant to Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

(e)  All information included in the Computational Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets or ABS Term Sheets, as the case may be, may include information based on alternative assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the underwriter they would purchase all or any portion of the Certificates and include such revised Computational Materials and ABS Term Sheets (marked, “as revised”) in the materials delivered to the Depositor pursuant to subsection (d) above.

(f)  The Depositor shall not be obligated to file any Computational Materials that have been determined to contain any material error or omission. In the event that any Computational Materials or ABS Terms Sheets are determined, within the period which the Prospectus relating to the Certificates is required to be delivered under the Act, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials to all recipients of the prior versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, “as corrected”) to the Depositor for filing with the Commission in a subsequent Form 8-K submission (subject to the Depositor’s obtaining an accountant’s comfort letter in respect of such corrected Computational Materials, which shall be at the expense of the Underwriter), provided that if any such letter is required to be revised solely because of a change in the Pool Information, fifty percent of any additional expenses for such letter resulting from the change in Pool Information shall be paid by each of the Underwriter and the Depositor.

(g)  If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Depositor pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Depositor with a certification to that effect on the Closing Date.

(h)  In the event of any delay in the delivery by the underwriter to the Depositor of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant’s comfort letter in respect thereof pursuant to Section 5.9, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

(i)  The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

4.3  You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Depositor with a certificate, substantially in the form of Exhibit F attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit F hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Depositor may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

5.  Agreements. The Depositor agrees with you that:

5.1  Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Depositor will furnish you with a copy of each such proposed amendment or supplement.

5.2  The Depositor will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3  If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Depositor promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

5.4  The Depositor will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

5.5  The Depositor agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Depositor.

5.6  The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.7  If the transactions contemplated by this Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

5.8  If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will advise you of the issuance of such stop order.

5.9  The Depositor shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(f) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter or, the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Depositor must receive a letter from ___________________________, certified public accountants, satisfactory in form and substance to the Depositor and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they determined that all information that is included in the Computational Materials (if any) provided by the Underwriter to the Depositor for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate without exception. The foregoing letter shall be at the sole expense of the Underwriter. The Depositor shall file any corrected Computational Materials described in Section 4.2(t) as soon as practicable following receipt thereof. The Depositor also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

5.10  The Depositor shall file, to the extent required to be filed, any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriter under Section 4.1(e), not later than the date of first use of the Free Writing Prospectus, except that:

5.11  As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use; and

5.12  Notwithstanding Section 5.11 above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after any Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act;

provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4.1 and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.13  The Underwriter shall file any Free Writing Prospectus (other than a Free Writing Prospectus that is covered by Section 5.10) that has been distributed by such Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provide this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Underwriter shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

6.  Conditions to the Obligations of the Underwriter. The Underwriter’s obligation to purchase the Certificates shall be subject to the following conditions:

6.1  No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Depositor, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2  Since __________, 200_ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Depositor.

6.3  The Depositor shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Depositor to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a)  the representations and warranties of the Depositor in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

(b)  the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4  You shall have received the opinions of Thacher Proffitt & Wood, special counsel for the Depositor, dated the Closing Date and substantially to the effect set forth in Exhibit A and Exhibit B.

6.5  You shall have received from counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

6.6  The Underwriter shall have received from certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions “Description of the Mortgage Pool”, “Pooling and Servicing Agreement”, “Description of the Certificates” and “Certain Yield and Prepayment Considerations” agrees with the records of the Depositor excluding any questions of legal interpretation.

6.7  The Certificates shall have been rated “AAA” by [each of] [Standard & Poor’s Ratings Services] and [Fitch Ratings] and “Aaa” by [Moody’s Investors Service, Inc.].

6.8  You shall have received the opinion of [Trustee’s Counsel], dated the Closing Date, substantially to the effect set forth in Exhibit C.

6.9  You shall have received from Thacher Proffitt & Wood, special counsel to the Depositor, and from in-house counsel to the Depositor, reliance letters with respect to any opinions delivered to [Standard & Poor’s Ratings Services] and [Fitch Ratings] and [Moody’s Investors Service, Inc.].

The Depositor will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

7.  Indemnification and Contribution.

7.1  The Depositor shall indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages, expenses (as incurred) and liabilities to which the Underwriter or they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any error in the Pool Information, or in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or any amendment thereof or other filing incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Depositor shall be liable to the Underwriter or any person who controls the Underwriter to the extent that any misstatement or alleged misstatement or omission or alleged omission is based upon any information with respect to which the Underwriter have agreed to indemnify the Depositor pursuant to Section 7.3.

7.2  The Depositor agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by errors in the Pool Information.

7.3  You agree to indemnify, hold harmless and reimburse the Depositor, each of the directors and officers who signed the Registration Statement and any person controlling the Depositor or to the same extent as the indemnity set forth in clause 7.1 above from the Depositor to the Underwriter; provided, however, that the Underwriter shall be liable for losses, claims, damages, expenses and liabilities only to the extent that they arise out of or are based upon (i) the Underwriter’ Information, (ii) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (iii) any Free Writing Prospectus for which the conditions set forth in Section 4.1(e) above are not satisfied with respect to the prior approval by the Depositor, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, (v) any liability resulting from your failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by the Underwriter in accordance with Section 5.11, and (vi) any liability resulting from your failure to comply with Section 4.1(g) in connection with any road show. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

7.4  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to clauses 7.1, 7.2 or 7.3, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7. 1 and by the Depositor, in the case of parties indemnified pursuant to clause 7.3. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.5  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clauses 7.1, 7.2 or 7.3 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the Certificates but also the relative fault of the Depositor on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Depositor on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.6  The Depositor and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.5, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.5; which expenses the indemnifying, party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.7  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor in this Agreement shall remain operative and in full force and effect regardless (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Depositor and its respective directors or officers or any person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

8.  Termination. This Agreement shall be subject to termination by notice given to the Depositor, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Depositor will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

9.  Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor or the officers of the Depositor, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Depositor or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

10.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at ____________________________________________________, Attention: _______________________or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at [______________________________________________________].

11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.  Counterparts. This Agreement may be executed in any number of counterparts, of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and you.

Very truly yours,
ALLIANCE SECURITIES CORP.

By:

Name: Title: Chief Executive Officer The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. [NAME OF UNDERWRITER]

By:
Name:
Title:

EXHIBIT A

[THACHER PROFFITT & WOOD LETTERHEAD]

______________ ___, ____

Alliance Securities Corp.	[Underwriter]
91 Westborough Boulevard
Suite 200
South San Francisco, California 94080
[Name of Master Servicer]	[Trustee]
[Address of Master Servicer]

Opinion: Underwriting Agreement
Alliance Securities Corp.
Mortgage Pass-Through Certificates, Series ____-__

Ladies and Gentlemen:

We have acted as counsel to Alliance Securities Corp. (the “Depositor”) in connection with the issuance and sale by the Depositor of Mortgage Pass-Through Certificates, Series ____- ____ (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of _______________ 1, ____ (the “Pooling and Servicing Agreement”), among the Depositor, [Name of Master Servicer], as master servicer (the “Master Servicer”) and [Name of Trustee], as trustee (the “Trustee”). The Certificates consist of ____________ classes designated as Class A and Class R (collectively, the “Senior Certificates”) and ____________ classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and the Class M Certificates (collectively, the “Offered Certificates”) are being offered under the Prospectus, ________, and the Prospectus Supplement, the Prospectus Supplement together with the Prospectus, the “Prospectus”).

The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided ownership interests, in a trust fund (the “Trust Fund”) consisting primarily of a pool of one- to four-family first mortgage loans (the “Mortgage Loans”) held by [Name of Custodian], as custodian (the “Custodian”), pursuant to the Custodial Agreement, dated as of _______________ 1, ____, among the Depositor, the Master Servicer, the Custodian and the Trustee (the “Custodial Agreement”). ______________________ (the “Purchaser”) acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Purchaser transferred the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement, dated _________ __, ____ (the “Assignment and Assumption Agreement”), in exchange for immediately available funds, and the Class M and Class B Certificates. The Depositor will sell the Class A and the Class R Certificates other than a de minimis portion thereof (the “Underwritten Certificates”) to _______________________ (the “Underwriter”), pursuant to the Underwriting Agreement, dated _____________ __, ____, between the Depositor and the Underwriter (the “Underwriting Agreement”; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the “Agreements”). Capitalized terms not defined herein have the meanings ascribed to them in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures and waiving objections to venue and forum, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement which purport or are construed to provide indemnification with respect to securities law violations. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York and the [laws of the State of Delaware]. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

Based upon and subject to the foregoing, it is our opinion that:

1. The Registration Statement has become effective under the 1933 Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

2. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial or statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

3. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than Computational Materials and ABS Term Sheets as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

4. The statements made in the Prospectus under the heading “Description of the Securities,” insofar as such statements purport to summarize certain provisions of the Offered Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions. The statements made in the Basic Prospectus and the Prospectus Supplement, as the case may be, under the headings “Federal Income Tax Consequences,” “Certain Legal Aspects of Mortgage Loans—Applicability of Usury Laws” and “—Alternative Mortgage Instruments” and “ERISA Considerations,” to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

5. The Offered Certificates, assuming the execution, authentication and delivery thereof in accordance with the Pooling and Servicing Agreement and the delivery thereof and payment therefor in accordance with the Underwriting Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

6. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an “investment company” or “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7. The Class A Certificates will be “mortgage related securities” as defined in Section 3(a)(41) of the 1934 Act, as amended, so long as such class is rated in one of the two highest rating categories by at least one “nationally recognized statistical rating organization” as that term is used in that Section.

8. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a real estate mortgage investment conduit (“REMIC”) within the meaning of Sections 860A through 860G (the “REMIC Provisions”) of the Internal Revenue Code of 1986, the Class R-I Certificates will constitute the sole class of “residual interests” in REMIC I, each class of Offered Certificates will represent ownership of “regular interests” in REMIC II and will generally be treated as debt instruments of REMIC II and the Class R-II Certificates will constitute the sole class of “residual certificates” in REMIC II, within the meaning of the REMIC Provisions in effect on the date hereof.

9. Assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, REMIC I and REMIC II will each be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, REMIC I and REMIC II will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, credit enhancer or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein or (iii) as otherwise required by law.

Very truly yours,

/s/ Thacher Proffitt & Wood

EXHIBIT B

[THACHER PROFFITT & WOOD LETTERHEAD]

______________ ___, ____

Supplemental Letter: Underwriting Agreement
Alliance Securities Corp.
Mortgage Pass-Through Certificates, Series ____-_____

Ladies and Gentlemen:

We have acted as counsel to Alliance Securities Corp. (the “Depositor”) in connection with the issuance and sale by the Depositor of Mortgage Pass-Through Certificates, Series ____- ____ (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of _______________ 1, ____ (the “Pooling and Servicing Agreement”), among the Depositor, [Name of Master Servicer], as master servicer (the “Master Servicer”) and [Name of Trustee], as trustee (the “Trustee”). The Certificates consist of ____________ classes designated as Class A and Class R (collectively, the “Senior Certificates”) and ____________ classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and the Class M Certificates (collectively, the “Offered Certificates”) are being offered under the Prospectus, ________, and the Prospectus Supplement, the Prospectus Supplement together with the Prospectus, the “Prospectus”).

The Senior Certificates in the aggregate and the Class M Certificates will evidence initial undivided ownership interests, in a trust fund (the “Trust Fund”) consisting primarily of a pool of one- to four-family first mortgage loans (the “Mortgage Loans”) held by [Name of Custodian], as custodian (the “Custodian”), pursuant to the Custodial Agreement, dated as of _______________ 1, ____, among the Depositor, the Master Servicer, the Custodian and the Trustee (the “Custodial Agreement”). [Name of Purchaser] (the “Purchaser”) acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Purchaser transferred the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement, dated _________ __, ____ (the “Assignment and Assumption Agreement”), in exchange for immediately available funds, and the Class M and Class B Certificates. The Depositor will sell the Class A and the Class R Certificates other than a de minimis portion thereof (the “Underwritten Certificates”) to [Name of Underwriter] (the “Underwriter”), pursuant to the Underwriting Agreement, dated _____________ __, ____, between the Depositor and the Underwriter (the “Underwriting Agreement”; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the “Agreements”). Capitalized terms not defined herein have the meanings ascribed to them in the Agreements. This opinion letter is rendered pursuant to Section 6.4 of the Underwriting Agreement.

The primary purpose of our professional engagement was to advise with respect to legal matters and not to establish factual matters. Many determinations involved in the preparation of the Prospectus Supplement were factual. However, at the request of the Seller we reviewed the information contained in the Prospectus Supplement (other than the information presented in tabular form) under the captions “SUMMARY OF PROSPECTUS SUPPLEMENT—THE MORTGAGE LOANS,” “RISK FACTORS” and “THE MORTGAGE POOL” (collectively, the “Information”). We were not engaged to and did not review any other portion of the Prospectus Supplement or any portion of the Prospectus, and we did not prepare any of the documents evidencing, or close, any of the Mortgage Loans.

We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the Information other than as provided below. We are not otherwise advising in this letter with respect to the accuracy, completeness or fairness of statistical, accounting or other financial information contained in the Information or not contained in the Information and from which the Information was derived. It is our position that we are not “experts” within the meaning of Section 11 of the Securities Act of 1933, or “persons” within the meaning of Section 11(a)(4) thereof, with respect to any portion of the Prospectus Supplement or the Prospectus, including without limitation such accounting, financial and statistical information.

Based upon and subject to the foregoing, this is to inform you that no information has come to the attention of the attorneys in this firm who are involved in the representation of the Seller in this matter that causes us to believe that the Information, as of the date of the Prospectus Supplement or hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, credit enhancer or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein or (iii) as otherwise required by law.

Very truly yours,

/s/ Thacher Proffitt & Wood

EXHIBIT C

[TRUSTEE’S COUNSEL’S LETTERHEAD]

________________, _____

[Underwriter]	[Name of Master Servicer]
[Address of Master Servicer]

Alliance Securities Corp.	[Trustee]
91 Westborough Boulevard
Suite 200
South San Francisco, California 94080
Re:	Alliance Securities Corp.
Mortgage Pass-Through Certificates, Series ____-__

Ladies and Gentlemen:

In connection with the issuance of the above-referenced Certificates pursuant to the Pooling and Servicing Agreement, dated as of ____________ 1, _____ (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as Depositor, [Name of Master Servicer], as Master Servicer and [Name of Trustee], as Trustee (the “Trustee”), we have been asked to furnish this opinion. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

Based on the foregoing, we are of the opinion that:

1.
The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement, the Custodial Agreement and the Certificates and to perform its obligations under the Pooling and Servicing Agreement and the Custodial Agreement.

2.
Each of the Pooling and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Trustee, and the Trustee has duly executed and delivered the Certificates as provided in the Pooling and Servicing Agreement.

3.
The Pooling and Servicing Agreement is a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

EXHIBIT D

EXCLUDED INFORMATION

EXHIBIT E

UNDERWRITER INFORMATION

EXHIBIT F

_______________, 200_

Alliance Securities Corp.
91 Westborough Boulevard
Suite 200
South San Francisco, California 94080

Re:	Alliance Securities Corp.,
Mortgage Pass-Through Certificates,
Series 200_-__,Class A and Class R

Pursuant to Section 4 of the Underwriting Agreement, dated _______________ 200_, between Alliance Securities Corp. and ________________________ (the “Underwriter”) relating to the Certificates referenced above (the “Underwriting Agreement”), the undersigned does hereby certify that:

(a)	The prepayment assumption used in pricing the Certificates was __% SPA.

(b)
Set forth below is (i), the first price, as a percentage of the principal balance of each class of Certificates, in which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of ___________________________, 200_; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (1) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of Certificates:

Class A: ___________________
Class R: ___________________

[* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.

_______________________

By:____________________
Name:__________________
Title:___________________

EXHIBIT G

[FORM OF LEGEND]